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EXHIBIT 1

JOINT ACQUISITION STATEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

SW Investment Management LLC
Date:	April 27, 2023

By:	/s/ Stephen White
Name:	Stephen White
Title:	Managing Member

SWIM Partners LP
Date:	April 27, 2023

By:	SW Investment Management LLC,
its General Partner
By:	/s/ Stephen White
Name:	Stephen White
Title:	Managing Member of SW Investment Management LLC, the General Partner of SWIM Partners LP